Exhibit 99.1

Pharmacyclics Announces Collaboration with the National Cancer Institute to Develop its Novel Btk Inhibitor, PCI-32765 in Hematologic Malignancies

SUNNYVALE, Calif., Aug. 9, 2011 -- Pharmacyclics, Inc. (Nasdaq: PCYC) today announced the signing of a five-year Cooperative Research and Development Agreement (CRADA) with the National Cancer Institute (NCI) to collaborate on the development of PCI-32765, a first-in-class, small molecule inhibitor of Bruton’s tyrosine kinase (Btk) for the treatment of hematologic malignancies (blood cancers). Under the Agreement, the NCI’s Division of Cancer Treatment and Diagnosis (DCTD) plans to sponsor Phase 1 and Phase 2 trials of PCI-32765 in various hematologic malignancies, including non-Hodgkin lymphoma (NHL) and multiple myeloma.

“We are very pleased to be collaborating with the NCI on the development of PCI-32765”, said Eric Hedrick, MD, Vice President, Oncology Development of Pharmacyclics.” This CRADA represents a major achievement for the company, and allows us to broaden our knowledge of PCI-32765 based on clinical trials to be performed by leading investigators in the field of hematologic malignancies.”

“The attainable goal of dramatically reducing the burden of cancer and improving the lives of cancer patients is a postulate Pharmacyclics holds in common with the NCI,” said Bob Duggan, Chairman & CEO of Pharmacyclics. “We will continue to work tirelessly until this goal is achieved.”

About Bruton’s Tyrosine Kinase Inhibitor (Btk), PCI-32765

PCI-32765 is an orally active small molecule inhibitor of Bruton’s tyrosine kinase that Pharmacyclics is developing for the treatment of patients with B-cell lymphomas or leukemias. B-cell maturation is mediated by B-cell receptor (BCR) signal transduction and Btk is an essential part of the signaling pathway. Recent studies indicate that some B-cell lymphomas depend on chronic active signals from the BCR, and that suppression of this signaling by PCI-32765 can induce apoptosis and inhibit cell migration. Similarly, BCR signaling is thought to promote malignant cell expansion and survival in chronic lymphocytic leukemia. Pharmacyclics is currently evaluating its Btk Inhibitor, PCI-32765, in several Phase 2 clinical trials.

About National Cancer Institute (NCI)

The NCI leads the National Cancer Program and the National Institutes of Health (NIH) effort to dramatically reduce the burden of cancer and improve the lives of cancer patients and their families, through research into prevention and cancer biology, the development of new interventions, and the training and mentoring of new researchers. For more information about cancer, please visit the NCI Web site at http://www.cancer.gov or call NCI’s Cancer Information Service at 1-800-4-CANCER (1-800- 422-6237).

About Pharmacyclics, Inc.

Pharmacyclics® is a clinical-stage biopharmaceutical company focused on developing and commercializing innovative small-molecule drugs for the treatment of cancer and immune mediated diseases. Our mission and goal is to build a viable biopharmaceutical company that designs, develops and commercializes novel therapies intended to improve quality of life, increase duration of life and resolve serious unmet medial healthcare needs; and to identify promising product candidates based on scientific development expertise, develop our products in a rapid, cost-efficient manner and pursue commercialization and/or development partners when and where appropriate.

Presently, Pharmacyclics has three product candidates in clinical development and several preclinical molecules in lead optimization. We are committed to high standards of ethics, scientific rigor, and operational efficiency as we move each of these programs to viable commercialization.

The Company is headquartered in Sunnyvale, California and is listed on NASDAQ under the symbol PCYC. To learn more about how Pharmacyclics advances science to improve human healthcare visit us at http://www.pharmacyclics.com.

NOTE: This announcement may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our expectations and beliefs regarding our future results or performance. Because these statements apply to future events, they are subject to risks and uncertainties. When used in this announcement, the words “anticipate”, “believe”, “estimate”, “expect”, “expectation”, “should”, “would”, “project”, “plan”, “predict”, “intend” and similar expressions are intended to identify such forward-looking statements. Our actual results could differ materially from those projected in the forward-looking statements. Additionally, you should not consider past results to be an indication of our future performance. For a discussion of the risk factors and other factors that may affect our results, please see the Risk Factors section of our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and quarterly reports on Form 10-Q. We do not intend to update any of the forward-looking statements after the date of this announcement to conform these statements to actual results, to changes in management’s expectations or otherwise, except as may be required by law.